Exhibit 10.1

Execution Copy

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 19, 2023, by and between Graf Acquisition Corp. IV, a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, on April 14, 2023, the Company entered into an Agreement and Plan of Merger with NKGen Biotech, Inc., a Delaware corporation (“NKGen”), and the other parties thereto, providing for a business combination between the Company and NKGen (the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of warrants set forth on the signature page hereto (the “Subscribed Warrants”), for a purchase price of $1.00 per Subscribed Warrant (the “Per Warrant Price” and the aggregate of such Per Warrant Price for all Subscribed Warrants being referred to herein as the “Purchase Price”), provided that the Subscriber must purchase no less than $3.00 of Subscribed Warrants and the Subscribed Warrants will be sold in denominations of $3.00, and the Company desires to issue and sell to Subscriber the Subscribed Warrants in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, the Subscribed Warrants will entitle the holder to purchase shares (“Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon substantially the terms included in the form of Common Stock Purchase Warrant set forth in Annex B (the “Common Stock Purchase Warrant”), with one-third of such Subscribed Warrants exercisable at an initial exercise price of $10.00, one-third of such Subscribed Warrants exercisable at an initial exercise price of $12.50 per warrant, and one-third of such Subscribed Warrants exercisable at an initial exercise price of $15.00 per warrant, in each case subject to adjustment; and

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Subscribers have agreed to purchase Common Stock Purchase Warrants at the Per Warrant Price on the closing date of the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.     Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Warrants (such subscription and issuance, the “Subscription”).

Section 2.      Closing.

(a)    The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Transaction.

(b)    At least one (1) Business Day before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than one (1) Business Day prior to the anticipated Closing Date as set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Warrants by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow or a segregated account until the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber at the Closing a Common Stock Purchase Warrant representing the Subscribed Warrants in the form of Annex B hereto, free and clear of any liens, charges, mortgages, pledges, claims, equities, encumbrances and other third party rights or other restrictions (other than those arising under this Subscription Agreement, the organizational documents of the Company or applicable securities laws), in the name of Subscriber (or its nominee or custodian in accordance with its delivery instructions) (and the Purchase Price shall be released from escrow automatically and without further action by the Company or the Subscriber). In the event that the consummation of the Transaction does not occur within one (1) Business Day after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and the Common Stock Purchase Warrants and any records of the Subscribed Warrants on the Company’s books and records shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to Subscriber of a new Closing Notice in accordance with this Section 2 and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

(c)      The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	all conditions precedent to the closing of the Transaction set forth in Article IX of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Business Combination Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing;

(ii)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the Subscription or the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii)	the Company’s Common Stock (including the Warrant Shares) shall be approved for listing on the Nasdaq Stock Market (“Nasdaq”) subject only to official notice of issuance.

(d)      The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Subscriber Material Adverse Effect;

(ii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)	the Company shall have entered into Subscription Agreements with the Subscriber and Other Subscribers for the sale of an aggregate amount of no less than 9,999,999 Common Stock Purchase Warrants, at the Per Warrant Price for an aggregate purchase price, inclusive of the Purchase Price, of no less than $9,999,999.

(e)      The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(ii)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)	except (A) for a waiver of Section 9.02(e) with respect to the Company delivering the Closing deliverable specified in Section 2.06(b)(ii), (B) for a waiver of Section 9.03(f) of the Business Combination Agreement, and (C)to the extent consented to in writing by Subscriber, the Business Combination Agreement shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement;

(iv)	there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any Other Subscriber thereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons) unless the Subscriber has been offered substantially the same benefits;

(v)	the Lockup Agreement substantially in the form described in the Definitive Proxy Statement Prospectus dated as of August 14, 2023 which is to be entered into by certain parties pursuant to the Business Combination Agreement, and the Sponsor Support and Lockup Agreement, dated as of April 14, 2023, by and among Graf Acquisition Partners IV LLC, a Delaware limited liability company, the Company, NKGen and the persons set forth on Schedule I thereto, each providing for the restriction of the transfer of shares of Common Stock of the Company by certain parties specified therein, will be in effect as of the Closing Date; and

(vi)	NKGen shall have (A) entered into a subscription agreement, securities purchase agreement, side letter or other agreements (including convertible notes, promissory notes and warrants) with other investors associated with a private financing in one or a series of related transactions, not to exceed $85 million in the aggregate, and (B) consummated such private financing provided for thereby prior to the Closing of the Transaction.

(f)     Prior to or at the Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Subscribed Warrants to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Warrants are to be issued (or the Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(g)    Each Common Stock Purchase Warrant representing the Subscribed Warrants shall contain a legend, and each book entry position or certificate (if any) evidencing the Warrant Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE AND AVAILABLE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (B) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HEDGE, TRANSFER OR ASSIGNMENT OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE NUMBER OF SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO THE TERMS OF THIS WARRANT.

Section 3.    Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)     The Company (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company or its subsidiaries individually or taken as a whole, or materially affects the legal authority and ability of the Company to comply with the terms of this Subscription Agreement, including the issuance and sale of the Subscribed Warrants, or the Transaction.

(b)     Upon issuance in accordance with the terms of this Subscription Agreement against full payment therefor, assuming the due authorization, execution and delivery by other parties hereto, the Subscribed Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. As of the Closing, the Company shall have reserved an amount of duly authorized shares of Common Stock that is equal to the number of Warrant Shares issuable upon the initial exercise of the Subscribed Warrants, and shall keep such number of shares of Common Stock as necessary to satisfy the exercise of the Subscribed Warrants at all times reserved for issuance until the earlier of the exercise of the Subscribed Warrants in full or the termination of the Subscribed Warrants in accordance with their terms. The Warrant Shares issued to Subscriber upon the exercise of any Subscribed Warrant will be validly issued, fully paid and non-assessable.

(c)     This Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)     Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Warrants hereunder, the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e)     The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Warrants), other than (i) filings required by Regulation D of the Securities Act and applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5 below, (iii) filings required by the United States Securities and Exchange Commission (the “Commission”), (iv) filings required by Nasdaq, including with respect to obtaining stockholder approval, if applicable, (v) filings required to consummate the Transaction as provided under the Business Combination Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.

(f)      Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g)     Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Warrants or Warrant Shares by the Company to Subscriber.

(h)     Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Warrants or Warrant Shares. The Subscribed Warrants and Warrant Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Warrants and Warrant Shares as contemplated hereby or (ii) cause the offering of the Subscribed Warrants and Warrant Shares pursuant to this Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Warrants or Warrant Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(i)      The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(j)      The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s transfer agent (the “Transfer Agent”) is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC.

(k)     No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Warrants to Subscriber.

(l)      As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission prior to the date hereof (the “SEC Documents”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Document is available to each Subscriber via the Commission’s EDGAR system. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Common Stock with the Commission and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents as of the date hereof.

(m)    As of the date hereof, the authorized share capital of the Company consists of 400,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 10,373,875 shares of Common Stock and no Preferred Shares were issued and outstanding; (ii) 3,432,300 warrants, each exercisable to purchase one share of Common Stock at $11.50 per share, and 4,721,533 private placement warrants, and (iii) each exercisable to purchase one share of Common Stock at $11.50 per share (together, “SPAC Warrants”), were issued and outstanding; and (iv) no Common Stock was subject to issuance upon exercise of outstanding options. No SPAC Warrants are exercisable on or prior to the Closing. All (A) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights or similar and (B) outstanding SPAC Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive or similar rights. As of the date hereof, except as set forth above and pursuant to (1) the Other Subscription Agreements, (2) the Backstop Agreement, dated as of April 14, 2023, by and between the Company and NKMAX Co., Ltd. (the “Backstop Agreement”), (3) the Business Combination Agreement, (4) a securities purchase agreement dated on or about the date hereof for the sale by the Company to certain investors of senior convertible notes and warrants (the “Securities Purchase Agreement”), or (5) as disclosed in the SEC Documents, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the SEC Documents, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by (i) the Business Combination Agreement and (ii) that certain letter agreement, dated as of May 20, 2021, by and between the Company, Graf Acquisition Partners IV LLC and the other parties thereto (the “IPO Letter Agreement”). Except as described in the SEC Documents, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Warrants or (ii) the Common Stock Purchase Warrants to be issued pursuant to any Other Subscription Agreement.

(n)     The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “GFOR.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on NYSE. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

(o)     Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(p)     The Company is not, and immediately after receipt of payment for the Subscribed Warrants and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q)     The Company has not entered into any subscription agreement, side letter or other agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Company other than (i) the Other Subscription Agreements, (ii) the Backstop Agreement, (iii) the IPO Letter Agreement, and (iv) the Securities Purchase Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Warrant Price and other terms with respect to the purchase of the Common Stock Purchase Warrants that are no more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related fund.

(r)      Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Common Stock Purchase Warrants or any similar securities for sale to, or solicited any offer to buy the Common Stock Purchase Warrants or any similar securities from, or otherwise approached or negotiated in respect thereof with, any person other than the Subscriber and a limited number of other “accredited investors” (within the meaning of Rule 501(a) under the Securities Act), each of which has been offered the Common Stock Purchase Warrants at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Subscribed Warrants to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 4.    Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a)    Subscriber (i) is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and by the availability of equitable remedies.

(c)    The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Warrants hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Warrants.

(d)      Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Subscribed Warrants and Warrant Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Warrants and Warrant Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only, (iii) is not acquiring the Subscribed Warrants or Warrant Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the securities laws of the United States or any other applicable jurisdiction and (iv) has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete. The Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Warrants or Warrant Shares.

(e)      Subscriber acknowledges and agrees that the Subscribed Warrants and Warrant Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Warrants and Warrant Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Company is not required to register the Subscribed Warrants or Warrant Shares except as set forth in Section 5 of this Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Warrants and Warrant Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) in an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Common Stock Purchase Warrant representing the Subscribed Warrants and any certificates or account entries representing the Warrant Shares shall contain the restrictive legend set forth in Section 2(g) hereof. Subscriber acknowledges and agrees that the Subscribed Warrants and Warrant Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Warrants and Warrant Shares and may be required to bear the financial risk of an investment in the Subscribed Warrants and Warrant Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Warrants and Warrant Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, as amended (“Rule 144”), until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Warrants or Warrant Shares.

(f)      Subscriber understands and agrees that Subscriber is purchasing the Subscribed Warrants directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement.

(g)     In making its decision to purchase the Subscribed Warrants, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Company’s representations in Section 3 of this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Warrants, including with respect to the Company, NKGen (and its subsidiaries, if any (collectively, the “Acquired Companies”)) and the Transaction, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Warrants. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the Commission including the filings relating to the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Subscription and the Transaction, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Warrants. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change, including in the Company’s filings with the Commission with respect the Transaction (which may include additional information about the Company, the Acquired Companies and the Transaction, including with respect to any financial statements or pro forma or other financial information), and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Subscribed Warrants hereunder. The Subscriber acknowledges and agrees that, except for the representations and warranties made by the Company that are expressly set forth in Section 3 of this Agreement, neither the Company nor any of its affiliates nor any other person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company, its businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any other matter made available to the Subscriber or its representatives in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. The Subscriber is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any person and acknowledges and agrees that the Company has specifically disclaimed any such other representations and warranties. Subscriber acknowledges and agrees that none of the Acquired Companies or any of their affiliates or any of such person’s or its affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided Subscriber with any information or advice with respect to the Subscribed Warrants nor is such information or advice necessary or desired. None of the Acquired Companies or any of their respective affiliates or Representatives has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Warrants.

(h)     Subscriber became aware of this offering of the Subscribed Warrants solely by means of direct contact between Subscriber and the Company, and the Subscribed Warrants were offered to Subscriber solely by direct contact between Subscriber and the Company or its affiliates. Subscriber did not become aware of this offering of the Subscribed Warrants, nor were the Subscribed Warrants offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Warrants and Warrant Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Warrants, including those set forth in the SEC Documents. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Warrants, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Warrants. Subscriber understands and acknowledges that the purchase and sale of the Subscribed Warrants hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j)      Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Warrants and determined that the Subscribed Warrants are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Warrants or made any findings or determination as to the fairness of this investment.

(l)       Subscriber is not (i) a person or entity named (a “Person”) on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Warrants were legally derived.

(m)     No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Warrants hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(n)      If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Warrants, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Warrants and (ii) the acquisition and holding of the Subscribed Warrants will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(o)     Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(p)      Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, NKGen or any of their respective affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Company.

(q)      No broker or finder has acted on behalf of the Subscriber in connection with the sale of the Subscribed Warrants pursuant to this Subscription Agreement in such a way as to create any liability on the Company.

(r)       Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company prior to the Closing Date or the earlier termination of this Subscription Agreement in accordance with its terms (other than pledges in the ordinary course of business as part of prime brokerage arrangements). “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 4(r) (i) shall restrict Subscriber’s ability to maintain bona fide hedging positions in respect of the SPAC Warrants held by the Subscriber as of the date hereof; (ii) shall prohibit any entities under common management or that share an investment advisor with Subscriber from entering into any short sales or engaging in other hedging transactions; and (iii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 4(r) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement.

(s)      Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Subscriber is not currently (and at all times through the Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t)      Subscriber acknowledges and agrees that (i) the Commission Staff issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the Commission or its staff relating thereto or other accounting matters related to initial public offerings, securities or expenses, the “Statement”), (ii) the Commission Staff have issued comments regarding the appropriate classification of public shares as permanent or temporary equity (the “Staff Comments”), (iii) on March 30, 2022, the SEC issued proposed rules with respect to the regulation of special purpose acquisition companies (the “SPAC Rule Proposals” and together with the Statement and Staff Comments, the “SEC Guidance”) relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies, the condensed financial statement requirements applicable to transactions involving shell companies, the use of projections by SPACs in SEC filings in connection with proposed business combination transactions, the potential liability of certain participants in proposed business combination transactions, and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended, (iv) the Company continues to review the SEC Guidance and its implications, including on the financial statements and other information included in its filings with the Commission, including the SEC Documents, and (v) any restatement, revision or other modification of such filings relating to or arising from such review, any subsequent related agreements or other guidance from the Staff of the Commission shall be deemed not material for purposes of this Subscription Agreement.

(u)     Subscriber acknowledges that (i) the Company, NKGen, and any of their respective affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and NKGen that is not known to Subscriber and that may be material to a decision to purchase the Subscribed Warrants, (ii) Subscriber has determined to purchase the Subscribed Warrants notwithstanding its lack of knowledge of such information, and (iii) none of the Company, NKGen, or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to Subscriber, and Subscriber hereby to the extent permitted by law waives and releases any claims it may have against the Company, NKGen, and their respective affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(v)     Subscriber acknowledges that it is aware that NKGen may enter into a subscription agreement, side letter or other agreement (including convertible promissory notes) with other investors associated with a private financing in one or a series of related transactions, not to exceed $85 million in the aggregate, and that such private financing, if pursued, will close prior to the closing of the Transaction. For the avoidance of doubt, such subscription agreement, side letter or other agreement, if any, shall not be deemed an Other Subscription Agreement under this Agreement.

Section 5.    Registration of Warrant Shares.

(a)    The Company agrees that, within fifteen (15) Business Days following the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of one hundred percent (100%) of the maximum number of the Warrant Shares (the “Registration Statement”), and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but in any event no later than forty-five (45) calendar days after the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Upon Subscriber’s timely request, the Company shall provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and Subscriber shall provide any comments on the Registration Statement to the Company no later than the one (1) Business Day immediately preceding the Filing Date. Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Warrant Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Warrant Shares which is equal to the maximum number of Warrant Shares as is permitted by the Commission. In such event, the number of Warrant Shares or other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Warrant Shares that were excluded due to limitations on the use of Rule 415 of the Securities Act and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than forty-five (45) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 5.

(b)     The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its reasonable best efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which all of the Warrant Shares shall have been sold or (iii) on the first date on which the Subscriber can sell all of its Warrant Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and the Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. For so long as the Registration Statement shall remain effective, the Company will use reasonable best efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Warrant Shares pursuant to the Registration Statement, qualify the Warrant Shares for listing on the applicable stock exchange on which the Company’s Common Stock is then listed and update or amend the Registration Statement as necessary to include Warrant Shares. The Company will use its reasonable best efforts to, for so long as the Subscriber holds Subscribed Warrants and/or Warrant Shares, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements to enable the Subscriber to resell the Warrant Shares pursuant to Rule 144. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Warrants and Warrant Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

(c)       The Company’s obligations to include the Warrant Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Warrant Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K; provided, that the Company shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated Filing Date of the Registration Statement; and provided, further, under no circumstances shall Subscriber be required to sign any type of lock-up agreement. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Warrant Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period, and (x) the Company shall use reasonable best efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

(d)       Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (1) it will immediately discontinue offers and sales of the Warrant Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144, if available at such time) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Warrant Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Warrant Shares shall not apply (w) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)   Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(e)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(f)    For purposes of this Section 5 of this Subscription Agreement, (i) “Warrant Shares” shall mean, as of any date of determination, the Warrant Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Warrant Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 5 shall have been duly assigned.

(g)   The Company shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, members, managers, partners, agents, investment advisors and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses incurred in connection with defending or investigating any such action or claim (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information, provided that the Company has given notice of such event to the Subscriber in accordance with the terms of this Agreement. In addition, the Company shall not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized by the Company or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 5(c) hereof. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(h)   Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement or selling stockholder named in the Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against any and all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein and that Subscriber has received notice from the Company of such Suspension Event in accordance with the terms of this Agreement. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Warrant Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i)      Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j)      The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of the Warrant Shares.

(k)     If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Warrant Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l)      Subject to receipt from the Subscriber and its broker by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Subscriber may request that the Company remove any legend from the book entry position evidencing its Warrant Shares and the Company will, if required by the Transfer Agent, use its reasonable best efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Company and the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Warrant Shares (i) have been sold or transferred pursuant to an effective and available registration statement and current prospectus or (ii) have been sold pursuant to Rule 144. If restrictive legends are no longer required for such Warrant Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 5(l) and within three (3) Trading Days (as defined below) of any request therefor from the Subscriber accompanied by such customary representations and other documentation of Subscriber and its broker referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Warrant Shares. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. As used herein, “Trading Day” means any day on which the Common Stock is traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

Section 6.   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement, and (c) the Termination Date (as such term is defined in the Business Combination Agreement), if the Closing has not occurred by such date other than as a result of a breach by Subscriber of its obligations hereunder; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 6, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

Section 7.    Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated May 20, 2021 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any distributions or payments therefrom, or upon the release to the Company of the funds held in the Trust Account upon consummation of the Closing and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Subscription Agreement; provided, however, that nothing in this Section 7 shall (i) serve to limit or prohibit Subscriber’s right to pursue a claim against the Company for legal relief against assets, monies or other properties of the Company held outside the Trust Account (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company), for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Company) or (iii) be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with the Company’s certificate of incorporation in respect of any redemptions by Subscriber in respect of Common Stock acquired by any means other than pursuant to this Subscription Agreement or any other rights held as an stockholder of the Company.

Section 8.     Miscellaneous.

(a)    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)     Subscriber acknowledges that (i) the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement and (ii) following the Closing Date, NKGen will rely on the representations and warranties of the Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 8(b) shall not give the Company any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c)     Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)     Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)     Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Warrants acquired hereunder, the Warrant Shares, and the rights set forth in Section 5) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

(f)      All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)     The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Warrants and to register the Warrant Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq. Subscriber acknowledges that the Company may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(h)     This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i)       This Subscription Agreement, including the eligibility representations made by the Subscriber on Annex A and the form of Common Stock Purchase Warrant attached as Annex B, constitutes the entire agreement, and supersedes all other prior or contemporaneous agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)       Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 5 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k)      The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l)       If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m)     No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n)      This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o)      This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p)      EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q)      The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)       This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto.

(s)      The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Subscription Agreement and the Other Subscription Agreements and the transactions contemplated hereby and thereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Subscription Agreement and the Other Subscription Agreement (in each case, without redaction). Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company or any of its affiliates, officers, directors, or employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or any of its affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case of clause (A) or (B), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(t)       The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Warrants pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, NKGen or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Warrants or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u)      The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Annexes are to Sections, Schedules or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(v)      The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Subscription Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

GRAF ACQUISITION CORP. IV

By:	/s/ James Graf
Name: James Graf
Title: Chief Executive Officer

Address for Notices:

Graf Acquisition Corp. IV
1790 Hughes Landing Blvd., Suite 400
The Woodlands, Texas 77380
Email:	tony@grafacq.com
Attention:	Anthony Kuznik, EVP & General Counsel

with a copy (not to constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Email:	joel.rubinstein@whitecase.com
elliott.smith@whitecase.com
Attention:	Joel Rubinstein
Elliott Smith

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:

Meteora Select Trading Opportunities Master, LP;

Meteora Capital Partners, LP;

Meteora Special Opportunity Fund I, LP; and

Meteora Strategic Capital, LLC

By:	/s/ Vikas Mittal

Name: Vikas Mittal

Title: Managing Member

Name in which Subscribed Warrants are to be registered (if different): N/A

Date: September 19, 2023

Number of Shares of Warrants subscribed for: 1,999,998

Price Per Subscribed Warrant: $1.00

Aggregate Purchase Price: $1,999,998

Warrants
Meteora Select Trading Opportunities Master, LP	525,540	26.28%
Meteora Capital Partners, LP	712,450	35.62%
Meteora Special Opportunity Fund i, LP	431,880	21.59%
Meteora Strategic Capital, LLC	330,128	16.51%
Total	1,999,998	100.00%

[Signature Page to Subscription Agreement]

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

[Omitted]

Annex B

COMMON STOCK PURCHASE WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“Securities act”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE AND AVAILABLE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (B) IN ACCORDANCE with RULE 144 UNDER THE SECURITIES ACT, OR (C) pursuant to another applicable exemption from registration under the securities act. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HEDGE, TRANSFER or ASSIGNMENT OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE NUMBER OF SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO the terms OF THIS WARRANT.

Total Warrant Shares: [____], consisting of [__] Tranche I Warrant Shares [__] Tranche II Warrant Shares [__] Tranche III Warrant Shares	Date of Issuance: September [_____], 2023 (the “Issuance Date”)[1]

NKGEN BIOTECH, INC.

COMMON Stock Purchase Warrant

NKGen Biotech, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that [____________________], or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below and during the term specified in Section 1(b) hereof, to purchase from the Company the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) set forth herein. This Common Stock Purchase Warrant (this “Warrant”) is issued pursuant to the Subscription Agreement, dated September [●], 2023, by and between the Company and the Holder (the “Subscription Agreement”). The shares purchasable upon exercise of this Warrant, and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Subscription Agreement.

1.    Exercise.

(a)      Initial Exercise Price. Subject to the terms and conditions hereof and subject to adjustment as provided herein, the Holder is entitled to purchase from the Company an aggregate of [_________] Warrant Shares, subject to adjustment pursuant to Section 2 and Section 3, as follows:

(i)       Tranche I. With respect to [__] of the Warrant Shares issuable hereunder, the initial Exercise Price is $10.00 per share (the “Tranche I Warrant Shares”).

(ii)      Tranche II. With respect to [__] of the Warrant Shares issuable hereunder, the initial Exercise Price is $12.50 per share (the “Tranche II Warrant Shares”).

(iii)     Tranche III. With respect to [__] of the Warrant Shares issuable hereunder, the initial Exercise Price is $15.00 per share (the “Tranche III Warrant Shares”).

For purposes of this Warrant, the Tranche I Warrant Shares, the Tranche II Warrant Shares and the Tranche III Warrant Shares shall be referred to as a “Tranche of Warrant Shares” and collectively, the “Tranches of Warrant Shares”.

1 NTD: to be the closing date of the business combination

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(b)     Exercise Period. This Warrant shall be exercisable during the period (“Exercise Period”) commencing on the date the Company completes its business combination with NKGen Operating Biotech, Inc. (f/k/a NKGen Biotech, Inc.) (the “Business Combination”) and terminating at 5:00 p.m., New York City time, on the date that is five (5) years after the date on which the Company completes the Business Combination (the “Expiration Date”).

(c)     Mechanics of Exercise. This Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period by delivering the purchase/exercise form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Exercise Price multiplied by the number of Warrant Shares purchased upon such exercise. The Exercise Price may be paid by cash, check, or wire transfer of immediately available funds (or by “cashless exercise” as provided for in Section 1(d) or the cashless exchange for Downside Protection Shares and Downside Protection Cash, if applicable, if the Holder has demanded Downside Protection pursuant to Section 2(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares will have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares will have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date (which shall be a Trading Day) on which the Company has received an Exercise Notice (or, if the Company has delivered a Company Objection Notice, the first (1st) Trading Day after the final resolution of the Company Objection Notice pursuant to Section 7), the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date (which shall be a Trading Day) on which the Company has received such Exercise Notice (or, if the Company has delivered a Company Objection Notice, the second (2nd) Trading Day after the final resolution of the Company Objection Notice pursuant to Section 7) (or such earlier date as required pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date (the “Standard Settlement Period”)), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and if either (I) such shares of Common Stock to be issued have been sold pursuant to an effective and available registration statement and current prospectus or (II) such shares of Common Stock to be issued have been sold by the Holder pursuant to Rule 144 of the Securities Act of 1933, as amended (“Securities Act”), and in both cases the Holder has delivered or caused to be delivered to the Company customary representations and other documentation of the Holder and its broker reasonably acceptable to the Company and the Transfer Agent in connection therewith at the time it delivers the Exercise Notice (collectively, the “Electronic Issuance Condition”), upon the request of the Holder and receipt of such required representations and other documentation of the Holder and its broker, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC FAST or the Electronic Issuance Condition is not satisfied, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Notwithstanding any reference herein to the issuance of a “certificate” evidencing Warrant Shares hereunder, at any time as such Warrant Shares are required to be issued with a restricted legend in accordance with the rules and regulations of the Securities Act, including if the customary representations and other documentation of the Holder and its broker have not been delivered to the Company in connection with the Exercise Notice, unless the Holder shall explicitly specify in writing to the Company that such Warrant Shares should not be delivered as a book-entry with the Transfer Agent, in lieu of the delivery of such a certificate to the Holder (or to such other Person at the direction of the Holder), such Warrant Shares may be issued by the Company as a book-entry with the Transfer Agent (with reasonably documented written evidence of such book-entry delivered to the Holder on or prior to the applicable Share Delivery Date (as defined below)) and will be notated with a restricted legend if applicable. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be), provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise pursuant to Section 1(d) or in the event that the Holder has demanded Downside Protection pursuant to Section 2(d)) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and upon receipt of this Warrant and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. If the Company fails for any reason to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), (ii) one (1) Trading Day after the Company’s receipt of the Exercise Price, and (iii) if applicable, the second (2nd) Trading Day after the final resolution of the Company Objection Notice pursuant to Section 7 (such later date, the “Share Delivery Date”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the volume-weighted average price of the Common Stock on the date of the applicable Exercise Notice), $5 per Trading Day (increasing to $10 per Trading Day on the third Trading Day after the Share Delivery Date) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. Notwithstanding anything to the contrary contained in this Warrant or the Subscription Agreement, after the effective date of the Registration Statement, the Company shall, upon Holder’s request, use commercially reasonable efforts to cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Warrant Shares with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. During the Exercise Period, the Company shall maintain a transfer agent that participates in FAST.

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(d)     Cashless Exercise if No Effective Registration Statement. If a Registration Statement has not been declared effective by the Effectiveness Deadline, the Holder of the Warrant shall have the right, during the period beginning on the Business Day after the Effectiveness Deadline and ending upon the day when such Registration Statement has been declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective Registration Statement covering the Warrant Shares, to exercise such Warrant on a “cashless basis,” by exchanging the Warrant (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrant, multiplied by the excess of the “Fair Market Value” (as defined below) over the Exercise Price by (y) the Fair Market Value. Solely for purposes of this Section 1(d), “Fair Market Value” shall mean the volume-weighted average price of the Common Stock for the ten (10) Trading Day period ending on the Trading Day prior to the date that Exercise Notice is received by the Company from the Holder of such Warrant or its securities broker or intermediary. In connection with the “cashless exercise” of the Warrant, the Company shall, upon request, and in addition to the transmission of Exhibit B provide the Transfer Agent with an opinion of counsel for the Company stating that (i) the exercise of the Warrant on a cashless basis in accordance with this Section 1(d) is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend. For the avoidance of any doubt, unless and until all of the Warrant has been exercised or has expired, the Company shall continue to be obligated to comply with its registration obligations under the Subscription Agreement.

(e)     Maximum Percentage. A Holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 1(e); however, no Holder shall be subject to this Section 1(e) unless he, she or it makes such election. If the election is made by a Holder, the Company shall not effect the exercise of the Holder’s Warrant, and such Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), or any “group” of which Holder or its affiliates is a member, would beneficially own in excess of 9.99% (or such other amount as a Holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates, or any “group” of which Holder or its affiliates is a member, shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates, or any “group” of which Holder or its affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act (or any successor rule) and applicable regulations of the Commission, and the percentage held by Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent that a Holder makes the election described in this Section 1(e), the Company shall not effect the exercise of the Holder’s Warrant, and such Holder shall not have the right to exercise such Warrant unless it provides to the Company in its Exercise Notice a certification that, upon giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which Holder or its affiliates is a member, would beneficially own in excess of the Maximum Percentage of the shares of Common Stock outstanding immediately after giving effect to such exercise as determined in accordance with this subsection. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(f)      Reservation of Shares. At all times during the Exercise Period, the Company shall keep reserved for issuance under this Warrant a sufficient number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue Warrant Shares hereunder (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(f) be reduced other than proportionally in connection with any exercise or redemption hereunder or such other adjustment event covered by Section 3 below. If at any time during the Exercise Period, the Company does not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount, then the Company shall immediately take such corporate action as may, in the opinion of its counsel, be necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount.

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2.     Reset Provisions.

(a)     On the date that is 180 days after the Issuance Date, and each 180th day thereafter during the Exercise Period, and on the Expiration Date (each, a “Reset Date”), the Exercise Price of the Warrant shall be reset as follows:

(i)       The Exercise Price of the Tranche I Warrant Shares shall be reset to the higher of (A) the lower of (x) the volume-weighted average price per share of the Common Stock during the 30-day period ending on the Reset Date, as reported on the relevant Bloomberg Screen “NKGN <Equity> AQR SEC” (or any successor thereto), and (y) the Exercise Price on the previous Reset Date (or, on the first Reset Date after the Issuance Date, the original Exercise Price) (the lower of (x) and (y), the “Test Price”) and (B) $5.00 (the “Downside Protection Threshold Price”) (the higher of (A) and (B), the “Reset Price”);

(ii)      The Exercise Price of the Tranche II Warrant Shares shall be reset to a price that is 125% of the Reset Price; and

(iii)     The Exercise Price of the Tranche III Warrant Shares shall be reset to a price that is 150% of the Reset Price.

(b)    Beginning on the date that is 180 days after the Issuance Date of the Warrants, to the extent the Company closes a sale and issuance of shares of Common Stock or securities of the Company that are convertible into or exercisable for shares of Common Stock at an effective price per share less than the then existing Reset Price (a “Dilutive Offering”), then the Exercise Price of the Warrant shall be reset (a “Dilutive Offering Reset”) upon the consummation of such Dilutive Offering (such date on which a Dilutive Offering occurs, a “Dilutive Offering Reset Date”) as follows; provided that, without limiting the foregoing, a Dilutive Offering Reset (for the avoidance of doubt) shall exclude (i)  any equity line of credit, at the market offering or other similar financing, (ii)  the grant, issuance, exercise or settlement of stock options or other equity awards under the Company’s equity compensation plans in effect immediately after the closing of the Business Combination or shares of Common Stock underlying warrants outstanding immediately after the closing of the Business Combination and (iii) Common Stock issued in connection with the Business Combination pursuant to the Agreement and Plan of Merger, dated as of April 14, 2023, by and among Graf Acquisition Corp. IV, a Delaware corporation (“GFOR”), Austria Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of GFOR (“Merger Sub”), and the Company (the “BCA”) and any other securities issued prior to or in connection with the Business Combination pursuant to any other financing:

(i)       The Exercise Price of the Tranche I Warrant Shares shall be reset to the higher of (A) the price of such shares of Common Stock sold in the Dilutive Offering or the initial conversion price or initial exercise price of the securities sold in the Dilutive Offering that are convertible or exercisable into shares of Common Stock, as applicable, and (B) the Downside Protection Threshold Price (the higher of (A) and (B), the “Dilutive Offering Reset Price”);

(ii)      The Exercise Price of the Tranche II Warrant Shares shall be reset to a price that is 125% of the Dilutive Offering Reset Price; and

(iii)     The Exercise Price of the Tranche III Warrant Shares shall be reset to a price that is 150% of the Dilutive Offering Reset Price.

(c)    The Exercise Price on each Reset Date, or, if applicable, on each Dilutive Offering Reset Date, shall never exceed the Exercise Price on any prior Reset Date, or, if applicable, on any prior Dilutive Offering Reset Date. In no event will the Reset Price, or, if applicable, the Dilutive Offering Reset Price, be lower than the Downside Protection Threshold Price.

(d)    In the event that the Test Price calculated pursuant to Section 2(a)(i), or, if applicable, the Dilutive Offering Reset Price calculated pursuant to Section 2(b)(i), is less than the Downside Protection Threshold Price, the Holder may, in its sole option, upon delivery of the Exercise Notice to the Company demand a cashless exchange in lieu of an exercise for cash at the then Exercise Price, of any singular Tranche of Warrant Shares for which such Holder has remaining Warrant Shares with respect to which the Warrant has not yet been exercised and such Warrant Shares issued, in whole or in part (the “Downside Protection”, and such Warrant Shares, the “Downside Protection Shares”) pursuant to which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A) by [(B) / (C)], where:

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A = the number of Warrant Shares to be issued upon exercise of unexercised Warrants;

B = the Test Price or Dilutive Offering Reset Price pursuant to Section 2(a) or Section 2(b), as applicable (provided, however, (B) shall not be lower than $1.50); and

C = $1.50

Demand of the Downside Protection shall be irrevocable. The Downside Protection is available for only one Tranche of Warrant Shares per Reset Date and, if applicable, one Tranche of Warrant Shares per Dilutive Offering Reset Date, and shall not affect the application of Section 2(a) or Section 2(b) (as applicable) with respect to applicable Exercise Price of the other Tranches of Warrant Shares so long as such Exercise Price is greater than the Downside Protection Threshold Price. If the application of Section 2(a) or Section 2(b) would cause the Exercise Price of one or more Tranches of Warrant Shares for which Downside Protection is not available to be less than the Downside Protection Threshold Price, then the Exercise Price of each so-affected Tranche of Warrant Shares for which Downside Protection is not available, will be equal to the Downside Protection Threshold Price. Downside Protection for the other Tranches of Warrant Shares shall be triggered only if the Exercise Price remains lower than the Downside Protection Threshold Price at the next Reset Date. For the avoidance of doubt, to the extent a Holder exercises the Downside Protection with respect to a Tranche of Warrant Shares in full, the Holder shall have no other right to exercise this Warrant to purchase or receive Warrant Shares with respect to that particular Tranche of Warrant Shares.

Further, in the event that (B) in the formula above would be less than $1.50 but for the limitation set forth in the parenthetical in (B), then in addition to issuing the Downside Protection Shares, the Company shall pay the Holder in cash, by wire transfer of immediately available funds to the account specified by the Holder in the Exercise Notice, an amount equal to the product of (x) the difference between the Exercise Price and $1.50 multiplied by (y) the number of Warrant Shares for which the Holder has demanded Downside Protection (the “Downside Protection Cash”).

By way of example and not limitation, if the Holder demands Downside Protection with respect to 3,300,000 Tranche I Warrant Shares at a time when the Test Price is $4.50, the Company will issue to the Holder a number of Downside Protection Shares equal to 3,300,000 / ($4.50/$1.50) = 1,100,000 Downside Protection Shares. In such example, the Reset Price for the Tranche II Warrant Shares will be 125% of $4.50, or $5.63, and the Reset Price for the Tranche III Warrant Shares will be 150% of $4.50, or $6.75, and therefore, Downside Protection would not be available for such Tranches of Warrants. As another example, if the Holder demands Downside Protection with respect to 3,300,000 Tranche I Warrant Shares when the Test Price is $2.50, the Company would be required to issue to the Holder a number of Downside Protection Shares equal to 3,300,000 / ($2.50/$1.50) = 1,980,000 Downside Protection Shares. In such example, the Exercise Price for the Tranche II Warrant Shares will be 125% of $2.50 or $3.25, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche II Warrant Shares will be set at the Downside Protection Threshold Price, and the Exercise Price for the Tranche III Warrant Shares will be 150% of $2.50 or $3.75, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche III Warrant Shares will be set at the Downside Protection Threshold Price. As a third example, if the Holder demands Downside Protection with respect to 3,300,000 Tranche I Warrant Shares at a time when the Reset Price would be $0.50, the Company will issue to the Holder a number of Downside Protection Shares equal to 3,300,000 / ($1.50/$1.50) = 3,300,000 Downside Protection Shares plus an amount of Downside Protection Cash equal to 3,300,000 * ($1.50 - $0.50) = $3,300,000. In such example, the Exercise Price for the Tranche II Warrant Shares will be 125% of $0.50 or $0.63, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche II Warrant Shares will be set at the Downside Protection Threshold Price, and the Exercise Price for the Tranche III Warrant Shares will be 150% of $0.50 or $0.75, which is less than the Downside Protection Threshold Price and therefore the Exercise Price for the Tranche III Warrant Shares will be set at the Downside Protection Threshold Price.

(e)    Within two (2) Business Days after each Reset Date or Dilutive Offering Reset Date, as applicable, the Company shall deliver to each Holder a written notice setting forth the Company’s calculation of (i) the Test Price, Reset Price, and Exercise Price of each Tranche of Warrant Shares calculated pursuant to Section 2(a), or (ii) the Dilutive Offering Reset Price and Exercise Price of each Tranche of Warrant Shares calculated pursuant to Section 2(b), as applicable (such notice, the “Reset Notice”); provided, that, in no event will the Company include any material non-public information in the Reset Notice and the Holder shall be entitled to presume that the information contained in the Reset Notice does not constitute material, non-public information relating to the Company. If the holders of a majority in interest of all Warrants issued pursuant to the Subscription Agreement then outstanding (the “Majority Holders”) wish to object to the information set forth in the Reset Notice, the Majority Holders shall deliver to the Company a written notice setting forth such objection in reasonable detail (the “Holder Objection Notice”) within two (2) Business Days after its receipt of the Reset Notice (such date, the “Holder Objection Deadline”), and the Company and the Majority Holders shall resolve such dispute in accordance with Section 7 hereof. If the Majority Holders have not delivered a Holder Objection Notice to the Company by the Holder Objection Deadline, then the prices and calculations as set forth in the Reset Notice shall be deemed to be irrevocably accepted by each Holder. If the Company objects to the arithmetic calculation of the Warrant Shares, Downside Protection Shares, and/or Downside Protection Cash set forth in the Exercise Notice, the Company shall deliver to each Holder a written notice setting forth the Company’s objection in reasonable detail (the “Company Objection Notice”) on or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice (such date, the “Company Objection Deadline”), and the Company and the Majority Holders shall resolve such dispute in accordance with Section 7 hereof. If the Company has not delivered a Company Objection Notice to each Holder on or before the Company Objection Deadline, then the arithmetic calculation as set forth in the Exercise Notice shall be deemed to be irrevocably accepted by the Company.

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(f)     Within two (2) Business Days of the Company’s receipt of notice from the Holder that the Holder has demanded the Downside Protection, the Company shall have the right, but not the obligation, to notify the Holder of the Company’s intent to repurchase all such Warrant Shares for which the Holder has demanded Downside Protection for cash at a repurchase price of $1.75 per share (the “Redemption Price”) in lieu of issuing the Downside Protection Shares and Downside Protection Cash, if applicable (the “Redemption Right”). If the Company exercises the Redemption Right, the Company shall within five (5) Business Days of the applicable Reset Date or Dilutive Offering Reset Date (as applicable) deliver to the Holder the Redemption Price in cash and a countersigned Warrant for the remaining number of shares of Common Stock as to which such Warrant shall not have been so redeemed.

3.     Adjustments.

(a)      Split-Ups. If after the date hereof, and subject to the provisions of Section 3(g) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering and divided by (y) the Fair Market Value. For purposes of this Section 3(a), (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) Trading Day period ending on the Trading Day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

(b)      Extraordinary Dividends. If the Company, at any time while the Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrant is convertible), other than (a) as described in Section 3(a) above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this Section 3(b), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of shares of Common Stock issuable on exercise of the Warrant) does not exceed the Downside Protection Threshold Price.

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(c)      Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3(g) hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(d)      Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted as provided in Sections 3(a), (b), or (c) above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter, in each case with proportionate adjustments among the Warrant Shares to maintain the same ratio of Tranche I Warrant Shares, Tranche II Warrant Shares, and Tranche III Warrant Shares purchasable prior to such adjustment.

(e)     Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Sections 3(a), (b), or (c) above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and is not a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock of the Company in substantially the same proportions immediately before such transaction and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if such Holder had exercised his, her or its Warrant immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which the Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 65% of the voting power of the Company’s outstanding equity securities (including with respect to the election of directors), the Holder shall be entitled to receive as the Alternative Issuance, the weighted average of the amount of cash, securities or other property to which such Holder would actually have been entitled as a stockholder if such Holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer, and participated in such tender or exchange offer on a pro rata basis with all other holders of Common Stock, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 3. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Sections 3(a), (b), or (c) above, then such adjustment shall be made pursuant to Sections 3(a), (b), or (c) and this Section 3(e). The provisions of this Section 3(e) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Exercise Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

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(f)     Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event or constitute a breach hereof.

(g)    No Fractional Shares. Notwithstanding any provision contained herein to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such Holder.

(h)    Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3 then, in each such case, the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3(h) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

(i)     Voluntary Adjustment by Company. Subject to the rules and regulations of Nasdaq, the Company may at any time during the term of this Warrant, with the prior written consent of the Majority Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

4.     Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

5.     Transfers.

(a)       Unregistered Security. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act as of the Issuance Date and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise (or any securities issued by the Company upon conversion or exchange thereof) in the absence of (i) an effective and available registration statement under the Securities Act and current prospectus as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company and the Transfer Agent, that there is an applicable exemption from such registration and qualification under applicable U.S. federal and state securities laws. Subject to Section 1(c), the Warrant Shares (and any securities issued by the Company upon conversion or exchange thereof) shall bear the legend set forth on Exhibit D. For the avoidance of doubt, the Warrants carry no registration rights.

(b)       Transferability. Subject to compliance with any applicable securities law and the provisions of Section 5(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit C hereto) at the principal office of the Company.

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(c)       Warrant Register. The Company will maintain a register containing the names and addresses of the Holder of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6.     Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

7.     Dispute Resolution Regarding Certain Matters. If the Majority Holders have delivered a Holder Objection Notice to the Company on or prior to the Holder Objection Deadline, or if the Company has delivered a Company Objection Notice to each Holder on or prior to the Company Objection Deadline, and the Majority Holders and the Company are unable to agree upon such determination or calculation within three (3) Business Days of delivery of such Holder Objection Notice or Company Objection Notice (as the case may be), then the Company shall, within two (2) Business Days after the end of such three (3) Business Day period, submit via electronic mail (a) the disputed determination of the Exercise Price, Test Price, Reset Price, or Dilutive Offering Reset Price (as the case may be) or (b) the disputed arithmetic calculation of the Warrant Shares, Downside Protection Shares, or Downside Protection Cash, to an independent, reputable investment bank selected by the Company and reasonably acceptable to the Majority Holders. The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and each Holder of the results as soon as reasonably practicable. Such investment bank’s determination or calculation shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank shall be borne by the Company unless the number in question, as finally determined by such investment bank is within ten percent (10%) of the Company’s originally proposed number, in which case such fees and expenses shall be borne by the Holders.

8.     Miscellaneous.

(a)        Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company and the Holder hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, this Section 8(a) shall not apply to any action, proceeding or claim brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in this Warrant shall be deemed to have notice of and to have consented to the forum provisions in this Section 8(a). If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Warrant holder, such Holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Holder in any such enforcement action by service upon such Holder’s counsel in the foreign action as agent for such Holder.

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(b)      Entire Agreement. This Warrant and the Subscription Agreement set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior or contemporaneous agreements, understandings, representations and warranties, both written and oral, between them relating to the subject matter hereof.

(c)     Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless in writing signed by (i) the Company and (ii) the holders representing more than 50% of the Warrant Shares issuable under all Warrants issued pursuant to the Subscription Agreement and then-outstanding. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance.

(d)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(e)     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, at the most recent address set forth in the Company’s books and records. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(e). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(e).

(f)      Severability. If one or more provisions of this Warrant are held to be invalid, illegal or unenforceable under applicable law, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

(g)     Construction. This Warrant is the result of negotiations between and has been reviewed by the Company and the initial Holder and their respective counsel, if any; accordingly, this Warrant shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the Issuance Date set out above.

NKGEN Biotech, Inc.

By:
Name:
Title:

Signature Page to Common Stock Purchase Warrant

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE HOLDER TO EXERCISE THIS
COMmon stock purchase warrant

NKGEN BIOTECH, INC.

The undersigned holder hereby elects to exercise the Common Stock Purchase Warrant (the “Warrant”) of NKGen Biotech, Inc., a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Cash Exercise. The Holder intends to exercise the following number of Warrant Shares:

__________ Tranche I Warrant Shares

__________ Tranche II Warrant Shares

__________ Tranche III Warrant Shares

The total number of Warrant Shares to be delivered to the Holder is: ______________

2. Payment of Cash Exercise Price. The Holder shall pay the aggregate Exercise Price in the sum of

$___________________ to the Company in accordance with the terms of the Warrant.

3. Cashless Exercise Pursuant to Section 1(d). The Holder hereby irrevocably elects to exercise the Warrant pursuant to Section 1(d) on a cashless basis to receive the following number of Warrant Shares:

________ Tranche ____ Warrant Shares

If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the Holder requests that a new Warrant be issued pursuant to Section 1(c) evidencing the right to purchase the following remaining number of Warrant Shares:

__________ Tranche I Warrant Shares

__________ Tranche II Warrant Shares

__________ Tranche III Warrant Shares

4. Downside Protection Demand. The Holder hereby certifies that, as of ____________ (the Reset Date or Dilutive Offering Reset Date, as applicable), the Test Price or Dilutive Offering Reset Price, as applicable, of the Tranche ___ Warrant Shares calculated pursuant to Section 2(a) or Section 2(b) of the Warrant, as applicable, is below the Downside Protection Threshold Price. The Holder hereby demands Downside Protection with respect to the following number of Warrant Shares:

________ Tranche ____ Warrant Shares

The number of Downside Protection Shares to be delivered to the Holder is: ______________

The amount of Downside Protection Cash to be delivered to the Holder is: _______________

Exhibit A to Common Stock Purchase Warrant

5. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, the total number of Warrant Shares specified in Item 1 or 3 above in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

6. Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(e) of the Warrant.

7. Delivery of Downside Protection Cash. The Holder’s wire information for the delivery of the Downside Protection Cash (if applicable), is as follows:

[INSERT WIRE INFORMATION]

[Signature Page Follows]

Date: __________________

Name of Holder

By:
Name:
Title:

Tax ID:

Address:

E-mail Address:

Exhibit A to Common Stock Purchase Warrant

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, from the Company and acknowledged and agreed to by _______________.

NKGEN BIOTECH, INC.

By:
Name:
Title:

Exhibit B to Common Stock Purchase Warrant

EXHIBIT C

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of capital stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Warrant Shares and Tranche

Acknowledged and agreed to by
the Holder:

(Holder)

By:
(Signature)

Name:
Title:

Address:

Email:

Exhibit C to Common Stock Purchase Warrant

EXHIBIT D

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EFFECTIVE AND AVAILABLE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HEDGE, ASSIGNMENT OR OTHER TRANSFER OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Exhibit D to Common Stock Purchase Warrant